Exhibit 16.1

October 25, 2007

Securities and Exchange Commission
Office of the Chief Accountant
450 Fifth Street, NW
Washington, DC 20549

Re:  Six Diamond International

Dear Sir or Madam:

We have read Six Diamond Resorts International's statements included under Item 4.01 of its Form 8-K filed on October
25, 2007, and agree with such statements concerning our firm.


/s/ PMB Helin Donovan, LLP
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